    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1996



                                                       REGISTRATION NO. 33-64001


                     POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION NO. 33-52853


                     POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION NO. 33-48750

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3


           REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT NO. 2

                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

        NORAM ENERGY CORP.                         DELAWARE                             72-0120530
        NORAM FINANCING I                          DELAWARE                            APPLIED FOR
        NORAM FINANCING II                         DELAWARE                            APPLIED FOR
   (Exact name of registrant as        (State or other jurisdiction of               (I.R.S. Employer
    specified in its charter)           incorporation or organization)             Identification No.)


            1600 SMITH STREET, 32ND FLOOR                               HUBERT GENTRY, JR.
                 HOUSTON, TEXAS 77002                       SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                    (713) 654-5600                                      NORAM ENERGY CORP.
 (Address, including zip code, and telephone number,              1600 SMITH STREET, 11TH FLOOR
      including area code, of each registrant's                       HOUSTON TEXAS 77002
            principal executive offices)                                 (713) 654-5600
                                                         (Name, address, including zip code, and telephone
                                                         number, including area code, of agent for service)


                             ---------------------

                                   Copies to:

               GERRY D. OSTERLAND, ESQ.                              VINCENT J. PISANO, ESQ.
              JONES, DAY, REAVIS & POGUE                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM
              2300 TRAMMELL CROW CENTER                                  919 THIRD AVENUE
                   2001 ROSS AVENUE                                  NEW YORK, NEW YORK 10022
         DALLAS, TEXAS 75201, (214) 220-3939                              (212) 735-3000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, AS DETERMINED BY MARKET CONDITIONS.
                             ---------------------

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING
BOX:  / /

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: /X/

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: / /

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: / /

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: /X/
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                            AMOUNT TO BE     AGGREGATE OFFERING  AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED                     REGISTERED(1)(2)  PRICE PER UNIT(2)(3)     PRICE(3)(4)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock and Common
  Stock of NorAm Energy Corp., Preferred
  Securities of NorAm Trusts(6)..............
------------------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of NorAm
  Trusts by NorAm Energy Corp.(7)............     $500,000,000            100%            $500,000,000         $133,760(5)
------------------------------------------------------------------------------------------------------------------------------
Total........................................     $500,000,000                            $500,000,000         $133,760
==============================================================================================================================

(1) In no event will the aggregate initial offering price of the Securities being registered and issued under this Registration Statement exceed $500,000,000.

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with, and at the time of, the issuance of the securities registered hereunder.

(4) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) of the Securities Act.

(5) 14,950,000 shares of NorAm Energy Corp. Common Stock covered by Registration Statement No. 33-52853 are being carried forward to this Registration Statement, a registration fee of $38,342 was previously paid with regard to such securities. $1,000,000 of debt securities covered by Registration Statement No. 33-48750 is being carried forward to this Registration Statement, a registration fee of $312.50 was previously paid with regard to such securities.

(6) Subordinated Debt Securities of NorAm Energy Corp. may be issued and sold to NorAm Trusts in connection with the issuance by the NorAm Trusts of Preferred Securities. The Subordinated Debt Securities may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.


(7) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings, comprised of the obligations of NorAm Energy Corp. to pay certain costs, expenses, debts, and obligations of each NorAm Trust as set forth in the Amended and Restated Declaration of Trust of each of the foregoing, the Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. The Preferred Securities Guarantee, when taken together with NorAm's obligations under the Subordinated Debt Securities, the Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by NorAm of payments due on the Preferred Securities. Pursuant to Rule 457(n) under the Securities Act of 1933, no fee is payable with respect to the Guarantee and the back-up undertaking.

                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
     IN ACCORDANCE WITH RULE 429 UNDER THE SECURITIES ACT OF 1993, THE PROSPECTUS INCLUDED HEREIN IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO REGISTRATION STATEMENT NO. 33-52853 AND REGISTRATION STATEMENT NO. 33-48750 (THE "PRIOR REGISTRATION STATEMENTS") PREVIOUSLY FILED BY THE REGISTRANT. THIS REGISTRATION STATEMENT WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES THE POST-EFFECTIVE AMENDMENT NO. 1, TO EACH OF THE PRIOR REGISTRATION STATEMENTS. SUCH POST-EFFECTIVE AMENDMENTS SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933. THIS REGISTRATION STATEMENT AND THE PRIOR REGISTRATION STATEMENTS ARE COLLECTIVELY REFERRED TO HEREIN AS THE "REGISTRATION STATEMENT".
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains three forms of prospectus, one covering Debt Securities, one covering Equity Securities and one covering Preferred Securities of the NorAm Trusts.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************



                 SUBJECT TO COMPLETION, DATED JANUARY 22, 1996


PROSPECTUS
                               NORAM ENERGY CORP.
                                DEBT SECURITIES

                             ---------------------

     NorAm Energy Corp. (the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") in an aggregate initial offering price of not more than $500,000,000. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

     The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, interest rate or rates and time or times of payment of interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series ("Offered Securities") will be set forth in a Prospectus Supplement or Prospectus Supplements. Debt Securities may be issued with amounts payable in respect of principal or premium or interest on the Debt Securities determined by reference to the value, rate or price of one or more specific indices.

     The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and as to any listing on a securities exchange of, the Debt Securities covered by such Prospectus Supplement.

     The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


           The date of this Prospectus is                     , 1996.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain securities of the Company are listed on, and reports, proxy statements and other information concerning the Company can be inspected at the offices of, The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, and exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company hereby incorporates by reference herein its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Form 10-K") and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and its Current Reports on Form 8-K dated August 3, 1995 and November 2, 1995, which have been filed previously with the Commission under File No. 1-3751.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN, OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, NORAM ENERGY CORP., P.O. BOX 2628, HOUSTON, TEXAS 77252, TELEPHONE NUMBER (713) 654-5600.

                                  THE COMPANY

     NorAm Energy Corp., a Delaware corporation (the "Company"), was incorporated in 1928 and is principally engaged in the distribution and transmission of natural gas including gathering, storage and marketing of natural gas. On May 10, 1994, the stockholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to change the Company name from Arkla, Inc. to NorAm Energy Corp.

     The Company's natural gas distribution business is conducted through its three divisions, Arkla (formerly known as Arkansas Louisiana Gas Company), Entex and Minnegasco, and their affiliates, which collectively form the nation's third largest gas distribution operation with over 500 billion cubic feet ("Bcf") of annual throughput to over 2.7 million customers. Through these divisions and their affiliates, the Company engages in both the natural gas distribution sales and transport businesses. The facilities and terms of service related to Arkla's, Entex's and Minnegasco's sales to their customers are largely regulated by state public service commissions and, in Texas, by municipalities.


     The Company's natural gas transmission business is conducted principally through the following wholly-owned subsidiaries of the Company: NorAm Trading and Transportation Group, Inc., NorAm Gas Transmission Company ("NGT", formerly known as Arkla Energy Resources Company), Mississippi River Transmission Corporation ("MRT"), NorAm Energy Services, Inc. ("NES", formerly known as Arkla Energy Marketing Company) and NorAm Field Services Corp. ("NFS", formerly known as Arkla Gathering Services Company). Such subsidiaries form the NorAm Trading and Transportation Group. Through these subsidiaries and their affiliates, the Company engages in the transmission and sale of natural gas, including gathering, storage and marketing of natural gas. NGT and MRT are interstate pipeline companies, NES serves as the Company's principal natural gas supply aggregator and marketer and NFS owns and operates the natural gas gathering assets previously held by NGT.


     In March 1993, the Company transferred assets, liabilities and service obligations of Arkla Energy Resources, formerly a division of the Company, into a then newly-formed wholly-owned subsidiary of the Company, now called NGT, pursuant to an order from the Federal Energy Regulatory Commission (the "FERC") approving the transfer. As a result of this transfer of assets, liabilities and service obligations, the FERC now has jurisdiction over NGT's interstate pipeline business, including transportation services and certain of NGT's transactions with affiliates of the Company, which historically were subject to state regulatory oversight.

     Effective February 1, 1995, after receipt of all necessary authorization from the FERC, NFS assumed ownership and operation of NGT's gathering assets pursuant to a transfer from NGT to NFS of such assets. While the FERC provided for a two-year gathering service option for existing customers under existing terms and conditions, the scope of the FERC's jurisdiction over NFS is limited, and NFS is not generally subject to traditional cost-of-service rate regulation. These gathering assets consist primarily of 3,500 miles of gathering pipeline which collect gas from more than 200 separate systems in major producing fields in Arkansas, Oklahoma, Louisiana and Texas.

     NGT owns and operates a natural gas pipeline system located in portions of Arkansas, Louisiana, Mississippi, Missouri, Kansas, Oklahoma, Tennessee and Texas. The NGT system consists of approximately 6,400 miles of transmission lines. The NGT pipeline system extends generally in an easterly direction from the Anadarko Basin area of the Texas Panhandle and western Oklahoma through the Arkoma Basin area of eastern Oklahoma and central Arkansas, from the mainline system in Oklahoma and Arkansas to south central Kansas and southwest Missouri. In its system, NGT operates various product extraction plants and compressor facilities related to its transmission business.

     The MRT system consists of approximately 2,200 miles of pipeline serving principally the greater St. Louis area in Missouri and Illinois. This pipeline system includes the "Main Line System," the "East Line," and the "West Line." The Main Line System includes three transmission lines extending approximately 435 miles from Perryville, Louisiana, to the greater St. Louis area. The East Line, also a main transmission line, extends approximately 94 miles from southwestern Illinois to St. Louis. The West Line extends approximately 140 miles from east Texas to Perryville, Louisiana. The system also includes various other branch, lateral, transmission and gathering lines and compressor stations.

     The Company owns and operates seven gas storage fields. Four storage fields are associated with NGT's pipeline and have a combined maximum deliverability of approximately 655 million cubic feet ("MMcf") per day and a working gas capacity of approximately 22.5 Bcf. Three storage fields are associated with MRT's pipeline and have a maximum aggregate deliverability of approximately 570 MMcf per day and a working gas capacity of approximately 31 Bcf.

     NES markets gas under daily, baseload and term agreements which include either market sensitive or fixed pricing provisions. Fixed price sales or purchase contracts are hedged using gas futures contracts or other derivative financial instruments. See Notes 1 and 11 of Notes to the Company's Consolidated Financial Statements included in the Form 10-K.

     On December 31, 1992, the Company completed the sale of Arkla Exploration Company to Seagull Energy Corporation. The sale terminated the Company's activities in the oil and gas exploration and production business. On June 30, 1993 the Company completed the sale of its intrastate pipeline businesses as conducted by Louisiana Intrastate Gas Corporation and its subsidiaries, LIG Chemical Company, LIG Liquids Corporation and Tuscaloosa Pipeline to a subsidiary of Equitable Resources, Inc.


     The Company's principal executive offices are located at 1600 Smith Street, 32nd Floor, Houston, Texas 77002. Its mailing address is P.O. Box 2628, Houston, Texas 77252-2628, and its telephone number is (713) 654-5600.


                                USE OF PROCEEDS

     Unless otherwise indicated in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used to reduce the Company's existing indebtedness and for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES


                                              NINE MONTHS
                                                 ENDED              YEAR ENDED DECEMBER 31,
                                             SEPTEMBER 30,    ------------------------------------
                                                 1995         1994    1993    1992    1991    1990
                                             -------------    ----    ----    ----    ----    ----
    Ratio of Earnings to Fixed Charges(1)....      1.42(2)    1.47    1.47    1.10    1.19    1.97


---------------

(1) The ratios of earnings to fixed charges have been computed using earnings which are the sum of income from continuing operations, income taxes and fixed charges. Fixed charges are interest, amortization of debt discount and expense and the estimated interest portion of rental charges.


(2) Because of the seasonal nature of the Company's business, the ratio for the nine month period may not necessarily be indicative of the ratio which will result for the full year 1995.


                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an Indenture dated as of April 15, 1990 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption are brief summaries of certain provisions of the Indenture, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections of the Indenture or terms that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such Sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

     The term "Securities", as used under this caption, refers to all Securities issued under the Indenture and includes the Debt Securities.

     The Debt Securities may be issued from time to time in one or more series. The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms of each series of Debt Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

GENERAL

     The Indenture does not limit the aggregate amount of Securities which may be issued thereunder and Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Offered Securities: (1) the title of the Offered Securities; (2) any limitation on the aggregate principal amount of the Offered Securities; (3) whether any of the Offered Securities are to be issuable in permanent global form (a "Global Security") and the circumstances under which any such Global Security or Securities may be exchanged for Securities registered in the name of, and any transfer of such Global Security or Securities may be registered to, a Person other than the depositary for such Global Security (the "Depositary") or its nominee; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued; (5) the date or dates on which the principal of the Offered Securities will be payable; (6) the rate or rates per annum at which the Offered Securities will bear interest, if any, or the formula pursuant to which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Offered Securities will be payable and the Regular Record Date for any interest payable on any Offered Securities on any Interest Payment Date; (8) the Person to whom any interest on any Offered Security will be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (9) the place or places where the principal of and any premium and interest on the Offered Securities will be payable and where the Offered Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Offered Securities and the Indenture may be served; (10) the period or periods within which and the price or prices at which the Offered Securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and the other detailed terms and conditions of any such optional redemption provisions; (11) the obligation, if any, of the Company to redeem or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which and the price or prices at which the Offered Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and conditions of such obligation; (12) the denominations in which any Offered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (13) if the amount of payment or principal of and any premium and interest on any of the Offered Securities may be determined with reference to an index, the manner in which such amounts shall be determined; (14) whether the Offered Securities will have the benefit of the covenant described under "Put Right of Holders Upon a Designated Event and a Rating Decline" and, if so, the dates as of which such covenant shall become effective and expire, as applicable; (15) any additional events of default or covenants applicable to the Offered Securities; (16) if other than the principal amount thereof the portion of the principal amount of the Offered Securities which shall be payable upon declaration of acceleration of the Maturity thereof; and (17) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture (Section 3.01.)

     Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to securities issued at an original issue discount, including Original Issue Discount Securities, will be described, if applicable, in a Prospectus Supplement.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Although the Indenture provides for the issuance of securities either in registered or bearer form, the Company intends to issue Debt Securities of each series solely as Registered Securities. Securities of a series may be represented, in whole or in part, by one or more permanent Global Securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Securities to be represented by such Global Security or Securities. Any Global Security deposited with the Depositary or its nominee identified in the applicable Prospectus Supplement may not be surrendered for transfer or exchange except as may be specified in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Securities to be represented by one or more Global Securities will be described in the applicable Prospectus Supplement. Beneficial interests in Global Securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary and the institutions that are participants in the Depositary.

     At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Securities of any series will be exchangeable for other Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 3.05)

     Securities may be presented for exchange or registration of transfer (with the form of transfer endorsed thereon duly executed) as provided above, at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. (Section 3.05) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 10.02)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part, and ending at the close of business on the date of mailing of the relevant notice of redemption to all Holders of Securities of like tenor and of such series to be redeemed or; (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part. (Section 3.05)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, principal of (and premium, if any) and interest on Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest. (Section 3.07)

     Unless otherwise indicated in an applicable Prospectus Supplement, the corporate Trust Office of the Trustee in the City of New York will be designated as the Company's sole Paying Agent for payments with respect to offered Securities of each series. Any Paying Agents initially designated by the Company for the Offered Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. (Section 10.02)

     All moneys paid by the Company to a Paying Agent for the payment of the principal of (and premium, if any) or interest on any Security of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to the Company and the Holder of such Security will thereafter look only to the Company for payment thereof. (Section 10.03)

CERTAIN DEFINITIONS

     "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Subsidiaries less, without duplication: (a) total current liabilities (excluding indebtedness due within 12 months), (b) all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes, (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset and (d) appropriate adjustments on account of minority interests of other persons holding common stock in any Subsidiary, all as reflected on the Company's most recent audited consolidated balance sheet preceding the date of determination. (Section 1.01)

     The term "indebtedness," as applied to the Company or any Subsidiary, means bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation (i) for money borrowed (other than unamortized debt discount or premium); (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; and (iv) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation listed in clause (i), (ii) or
(iii) above. All indebtedness secured by a lien upon property owned by the Company or any Subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, is also deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by the Company or any Subsidiary shall for all purposes of the Indenture be deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons shall for any purpose be deemed indebtedness of such corporation. Indebtedness of the Company or any Subsidiary does not include (i) amounts which are payable only out of all or a portion of the oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources produced, derived or extracted from properties owned or developed by such corporation; (ii) any indebtedness incurred to finance oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources or synthetic fuel exploration or development, payable, with respect to principal and interest, solely out of the proceeds of oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources or synthetic fuel to be produced, sold and/or delivered by the Company or any Subsidiary; (iii) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such other persons or with third persons with respect to, or to permit or insure the payment of, obligations of such other persons, including, without limitation, agreements to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products or services of such other persons (whether or not conferred, delivered or rendered), and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and (iv) any guarantees with respect to lease or other similar periodic payments to be made by other persons. (Section 1.01)

     "Principal Property" means any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its consolidated subsidiaries. "Principal Property" shall not include any oil or gas property or the production or proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline or storage field. (Section 1.01)

     "Restricted Subsidiary" means any Subsidiary which owns a Principal Property. "Subsidiary" means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries. (Section 1.01)

     "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person. (Section 10.09)

RESTRICTIVE COVENANTS

     The Indenture contains the covenants summarized below, which are applicable so long as any of the Debt Securities are outstanding.

     Limitations On Liens. The Company will not, and will not permit any Restricted Subsidiary to pledge, mortgage or hypothecate, or permit to exist, except in favor of the Company or any Restricted Subsidiary, any mortgage, pledge, lien or other encumbrance upon, any Principal Property at any time owned by it or a Restricted Subsidiary, to secure any indebtedness (as defined above), unless effective provision is made whereby outstanding Debt Securities will be secured equally and ratably therewith (or prior thereto). This restriction will not apply to: (a) mortgages, pledges, liens or encumbrances on any property held or used by the Company or a Restricted Subsidiary in connection with the exploration for, development of or production of, oil, gas, natural gas, other hydrocarbons, helium, coal, metals, minerals, steam, timber or geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to, the Company's or a Restricted Subsidiary's interest in any mineral fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures; (b) mortgages, pledges, liens or encumbrances on oil, gas, natural gas, other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by the Company or a Restricted Subsidiary; (c) mortgages, pledges, liens or encumbrances (or certain extensions, renewals or refundings thereof) upon any property acquired before or after the date of the Indenture, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof or the cost of construction or improvement, or existing thereon at the date of acquisition, provided that every such mortgage, pledge, lien or encumbrance applies only to the property so acquired or constructed and fixed improvements thereon; (d) mortgages, pledges, liens or encumbrances upon any property acquired by any corporation that is or becomes a Restricted Subsidiary after the date of the Indenture (an "Acquired Entity"), provided that every such mortgage, pledge, lien or encumbrance (1) shall either (i) exist prior to the time the Acquired Entity becomes a Restricted Subsidiary or (ii) be created at the time the Acquired Entity becomes a Restricted Subsidiary or within one year thereafter to secure payment of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than the Company or any other Restricted Subsidiary; (e) pledges of current assets, in the ordinary course of business, to secure current liabilities; (f) mechanics' or materialmen's liens, any mortgages, pledges, liens, encumbrances or charges arising by reason of pledge or deposits to secure certain public or statutory obligations; (g) mortgages, pledges, liens or encumbrances upon any office, data processing or transportation equipment; (h) mortgages, pledges, liens or encumbrances created or assumed in connection with the issuance of debt securities, the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), for the purpose of financing the acquisition or construction of property to be used by the Company or a Restricted Subsidiary; (i) pledges or assignments of accounts receivable or conditional sales contracts or chattel mortgages and evidence of indebtedness secured thereby, received in connection with the sale of goods or merchandise to customer; (j) certain liens for taxes, judgments and attachments; or (k) certain other liens or encumbrances. (Section 10.08)

     Notwithstanding the foregoing, the Company or a Restricted Subsidiary may issue, assume or guarantee indebtedness secured by a mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other indebtedness of the Company or a Restricted Subsidiary secured by a mortgage which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including secured indebtedness permitted under the foregoing exceptions) and the Value of Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions the proceeds of which have been applied to the retirement of Debt Securities or of certain long-term indebtedness or to the purchase of another Principal Property (Section 10.09) and other than Sale and Leaseback Transactions in which the property involved would have been permitted to be mortgaged under (c) or (d) above) does not at the time such indebtedness is incurred exceed 5% of Consolidated Net Tangible Assets, as shown on the Company's most recent audited consolidated balance sheet preceding the date of determination. (Section 10.08)

     Limitation on Sale and Leaseback Transactions. Sale and Leaseback Transactions by the Company or any Restricted Subsidiary of any Principal Property are generally prohibited unless the net proceeds of such sale are at least equal to the fair value of such Principal Property and either (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a lien on the Principal Property to be leased without equally and ratably securing the Debt Securities of each series, or (b) the Company applies an amount not less than the fair value of such property (i) to the optional redemption of Debt Securities in accordance with the provisions of the Indenture and the terms of the Debt Securities so to be redeemed, (ii) to the retirement of certain long-term indebtedness of the Company or a Restricted Subsidiary or
(iii) to the purchase at not more than the fair value of Principal Property (other than that involved in such Sale and Leaseback Transaction). (Section 10.09)

     Put Right of Holders Upon a Designated Event and a Rating Decline. If so specified in the terms of the Debt Securities of any series, such series shall have the benefit of the following covenant. In the event that there occurs at any time prior to any date specified in the terms of such series of Debt Securities both (a) a Designated Event (as hereinafter defined) with respect to the Company and (b) a Rating Decline (as hereinafter defined), each holder of the Debt Securities shall have the right, at the holder's option, to require the Company to purchase all or any part of such holder's Debt Securities on the date ("Repurchase Date") that is 100 days after the last to occur of public notice of the Designated Event and the Rating Decline, at 100% of the principal amount thereof or such other price as is specified in the applicable Prospectus Supplement, plus accrued interest to the Repurchase Date.

     On or about the twenty-eighth day after the last to occur of public notice of the occurrence of a Designated Event and the Rating Decline, the Company is obligated to notify the Trustee of such events and give notice to all holders of the Debt Securities of such series regarding the Designated Event, the Rating Decline and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised (which date shall be at least ten days prior to the Repurchase Date), the applicable price for such Debt Securities and the procedure which the holder must follow to exercise this right. To exercise this right, the holder of such Debt Securities must deliver at least ten days prior to the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose and notified to the Trustee and the holders) of the holder's exercise of such right, the name in which such Debt Securities were registered and the principal amount to be repurchased, together with the Debt Securities with respect to which the right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable. Debt Securities repurchased pursuant to this covenant shall be cancelled as provided in the Indenture.

     A default in the performance of this covenant which continues for 90 days after the date on which written notice thereof is given to the Company by the Trustee or the holders of 25% or more in aggregate principal amount of the Outstanding Debt Securities of all series entitled to the benefits of this covenant will be an Event of Default with respect to Debt Securities of all series entitled to the benefits of this covenant. The holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series entitled to the benefits of this covenant may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with this covenant.

     As used herein, a "Designated Event" shall be deemed to have occurred at such time as (i) a "person" or "group" (within the meaning of Sections 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the total voting power of all classes of stock then outstanding of the Company normally entitled to vote in elections of directors ("Voting Stock"); or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which Voting Stock of the Company is changed into or exchanged for cash, securities and other property, provided that such transaction (a) between the Company and its Subsidiaries or between Subsidiaries or (b) involving the exchange of the Company's Voting Stock as consideration in the acquisition of another business or businesses (without change or exchange of the Company's outstanding Voting Stock into or for cash, securities or other property) shall be excluded from the operation of this clause (iii); or (iv) the Company, one or more employee benefit plans ("Employee Benefit Plans") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, maintained by the Company or any Subsidiary thereof, or any Subsidiary of the Company purchases or otherwise acquires, directly or indirectly, beneficial ownership of Voting Stock of the Company if, after giving effect to such purchase or acquisition, the Company (together with such Employee Benefit Plans and such Subsidiaries) acquires 20% or more of the Company's Voting Stock within any 12-month period; or (v) on any date (a "Calculation Date") the Company makes any distribution or distributions of cash, property or securities (other than regular dividends, and distributions of capital stock of the Company) to holders of Voting Stock of the Company or the Company, any Employee Benefit Plan or any Subsidiary purchases or otherwise acquires beneficial ownership of Voting Stock of the Company and the sum of the fair market value of such distribution or purchase plus the fair market value of all other such distributions and purchases which have occurred during the preceding 12-month period, is at least 20% of the fair market value of the outstanding Voting Stock of the Company. The percentage in (v) above is calculated on such Calculation Date by determining the percentage of fair market value of the Company's outstanding Voting Stock as of such Calculation Date which is represented by the fair market value of the distributions and purchases which have occurred on such date and adding to that percentage all of the percentages which have been similarly calculated on the Calculation Dates of all such distributions and purchases during the preceding 12-month period.

     As used herein, a "Rating Decline" shall be deemed to have occurred if on any date within the 90-day period following public notice of the occurrence of a Designated Event (which period shall be extended so long as the rating of the Debt Securities is under publicly announced consideration for possible downgrade by a Rating Agency (as hereinafter defined)) (i) in the event the Debt Securities are rated by one or both Rating Agencies on the Rating Date (as hereinafter defined) as Investment Grade (as hereinafter defined), the rating of the Debt Securities by such Rating Agency or Rating Agencies shall fall below Investment Grade, or (ii) in the event the Debt Securities are rated by both Rating Agencies on the Rating Date below Investment Grade, the rating of the Debt Securities by either Rating Agency shall be at least one Full Rating Category (as hereinafter defined) below the rating of the Debt Securities by such Rating Agency on the Rating Date. Since a Rating Decline will be deemed to exist only if the conditions set forth in either (i) or (ii) above have occurred, it is possible that events could occur which would result in a significant downgrade in the rating of the Debt Securities without necessarily allowing the Holders of Debt Securities entitled to the benefits of this covenant the option to exercise such right.

     As used herein, "Rating Agency" shall mean Standard & Poor's Corporation and its successors ("S&P"), and Moody's Investors Service, Inc. and its successors ("Moody's"), or if S&P or Moody's or both shall not make a rating on the Debt Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody's or both, as the case may be, "Investment Grade" shall mean BBB -- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or by any other Rating Agency selected as provided above, and "Rating date" shall mean the date which is 121 days prior to public notice of the occurrence of a Designated Event.

     As used herein, the term "Full Rating Category" shall mean (i) with respect to S&P, any of the following categories: BB, B, CCC, CC and C; (ii) with respect to Moody's any of the following categories: Ba, B, Caa, Ca and C; and (iii) with respect to any other Rating Agency, the equivalent of any such category of S&P or Moody's used by such other Rating Agency. In determining whether the rating of the Debt Securities has decreased by the equivalent of one Full Rating Category, gradation within Full Rating Categories (+ and - for S&P; 1, 2, and 3 for Moody's; or the equivalent gradation for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB-, or from BB to B+, will constitute a decrease of less than one Full Rating Category).

     The Company will comply with any applicable provisions of the federal securities laws in connection with the put right described above, including, if applicable, Section 14(e) of the Exchange Act and the rules and regulations of the Commission thereunder.

     Other than the Debt Securities entitled to the benefit of the put right described above, there are no other obligations of the Company which would become accelerated upon the triggering of such put right.

     In the event that the put right described above were triggered, funds to repurchase the Debt Securities entitled to the benefit of the put right would be obtained from cash on hand and other internally generated funds, from external financing or from a combination of these sources.

     Because a Designated Event could be expected to occur in connection with certain forms of takeover attempts, these provisions could deter hostile or friendly acquisitions of the Company where the person attempting the acquisition views itself as unable to finance the purchase of the principal amount of the Debt Securities which may be tendered to the Company upon occurrence of a Designated Event and a Rating Decline. (Section 10.14)

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to Debt Securities of any series: (i) failure to pay principal of, or premium, if any, on any Debt Security of that series when due; (ii) failure to pay any interest on any Debt Security of that series when due, which failure continues for 30 days, (iii) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (iv) failure to observe or perform any other covenants or agreements of the Company in the Indenture other than a covenant or agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the Indenture or which is specifically included in the Indenture solely for the benefit of a series of Debt Securities other than that series, which continues for 90 days after written notice as provided in the Indenture; (v) certain events in bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Debt Securities of that series. (Section 5.01)

     A default under any indebtedness of the Company other than the Debt Securities will not be an Event of Default under the Indenture. An Event of Default under one series of Debt Securities will not necessarily be an Event of Default with respect to any other series of Debt Securities.

     The Indenture provides that (1) if an Event of Default described in clause
(i), (ii), (iii) or (vi) above occurs and is continuing with respect to Debt Securities of any series, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all outstanding Debt

Securities of that series and the interest accrued thereon, if any, to be due and payable immediately; (2) if an Event of Default described in clause (iv) above occurs and is continuing, then in such case the Trustee or the Holders of not less than 25% in aggregate principal amount of all the then Outstanding Securities (treated as one class) of each series entitled to the benefit of the covenant or agreement which the Company has failed to observe or perform may declare the principal amount (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such principal amount (or specified portion thereof) of such Securities shall become immediately due and payable; and (3) if an Event of Default described in clause (v) above occurs and is continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion of the principal amount thereof specified in the terms thereof) of all Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. (Section 5.02.) Upon certain conditions such declarations may be annulled and past defaults (except for a default in the payment of principal of, or premium, if any, or interest on such Debt Securities or in respect of covenants or provisions which cannot be modified or amended without the consent of the holder of each Debt Security affected) may be waived by the holders of a majority in aggregate principal amount of the then outstanding Debt Securities of each such series. (Section 5.13.) For information as to waiver of defaults, see "Meetings, Modification and Waiver" below.

     The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 6.01 and 6.03.) Subject to such provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 5.12.)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 10.11.)

     Under the Indenture, the Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults with respect to such series within 90 days after the occurrence of such a default (the term default to include the events specified above without grace periods); provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on, any of the Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. (Section 6.02.)

MEETINGS, MODIFICATIONS AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on any Security, (b) reduce the principal amount of, or premium or interest on, any Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, or (j) modify any of the above provisions. (Section 9.02.)

     The Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities of each series may, on behalf of the Holders of all the Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 10.15.) The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to Securities of that series, except a default (a) in the payment of principal of (or premium, if any) or interest on any Security of such series, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 5.13.)

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Securities for quorum purposes, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof. (Section 1.01.)

     The Indenture contains provisions for convening meetings of the Holders of Securities of a series. (Section 13.01.) A meeting may be called at any time by the Trustee, and also by the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series if the Trustee fails to call the meeting upon request of the Company or such Holders, in any such case upon notice given in accordance with "Notices" below. (Section 13.02.) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of no less than a specified percentage in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of that series. Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be persons holding or representing a majority in principal amount of the Outstanding Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the persons holding or representing such 66 2/3% in principal amount of the Outstanding Securities of such series will constitute a quorum. (Section 13.04.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of the Holders of any of the Outstanding Securities under the Indenture, may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person or may permit any such Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that any successor Person is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, which assumes the Company's obligations on the Securities and under the Indenture, that, after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing, and that certain other conditions are met. (Sections 8.01 and 8.02.)

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 1.06.)

TITLE

     The Company, the Trustee and any agent of the Company or the Trustee may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.08.)

REPLACEMENT OF SECURITIES

     Any mutilated Security will be replaced by the Company at the expense of the Holder upon surrender of such Security to the Trustee. Securities that become destroyed, lost or stolen will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee. In the case of a destroyed, lost or stolen Security, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security before a replacement Security will be issued. (Section 3.06.)

GOVERNING LAW

     The Indenture is and the Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.13.)

DISCHARGE AND TERMINATION

     The Company may terminate its obligations with respect to any series of Debt Securities on the terms and subject to the conditions specified in the Indenture, by irrevocably depositing in trust with the Trustee cash or U.S. Government Obligations the principal of and interest on which are sufficient (without reinvestment and assuming no tax liability will be imposed on the Trustee) to pay principal of and interest on such series to redemption or maturity. The right of the Company to so terminate its obligations is conditioned upon delivery to the Trustee of an opinion of counsel to the Company to the effect that holders of Debt Securities will not recognize any income, gain or loss for federal income tax purposes as a result of such deposit and termination. Upon termination of the Company's obligations with respect to the Debt Securities of a series, the Trustee, at the request of the Company, will release the Company from its obligations under the Indenture, subject to the continuation of certain obligations as set forth in the Indenture. Such termination and release, however, will not relieve the Company of its obligation to pay when due principal of or interest on such Debt Securities, if such Debt Securities are not paid from the cash or U.S. Government Obligations held by the Trustee for payment thereof. (Sections 4.02, 4.03 and 4.04)

REGARDING THE TRUSTEE

     Citibank, N.A., the Trustee under the Indenture, has normal commercial banking relationships with the Company and is the agent bank and a lending bank under the Company's $400,000,000 revolving credit agreement.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Offered Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by the Company for certain expenses.

     If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made to include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except
(i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     All Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                         VALIDITY OF OFFERED SECURITIES

     The validity of the Offered Securities will be passed upon for the Company by Hubert Gentry, Jr., Senior Vice President and General Counsel of the Company, P.O. Box 2628, Houston, Texas 77252. Mr. Gentry beneficially owns 39,805 shares of common stock of the Company acquired pursuant to various employee benefit plans of the Company.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1994 and 1993 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 incorporated by reference in the Form 10-K, which is incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************



                 SUBJECT TO COMPLETION, DATED JANUARY 22, 1996


PROSPECTUS

                               NORAM ENERGY CORP.

                      PREFERRED STOCK AND/OR COMMON STOCK
                             ---------------------

     This Prospectus may be used in connection with the offering of shares of NorAm Energy Corp.'s (the "Company") preferred stock, par value $.10 per share (the "Preferred Stock") and shares of its common stock, par value $.625 per share (the "Common Stock"). The Preferred Stock and Common Stock (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this Prospectus (together, the "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this prospectus forms a part, the Company's debt securities may also be offered under the Registration Statement.

     The specific terms of each offering of Securities made pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which in each case will identify any underwriters or agents for the Securities being offered thereby and their compensation, and the public offering or purchase price.


     The Prospectus Supplement will also include the following: (a) in the case of any series of Preferred Stock, the specific designation, the aggregate number of shares offered, the dividend rate or method of calculation, the dividend period and dividend payment dates, whether such dividends will be cumulative or noncumulative, the liquidation preference, the currency or composite currency, if not the U.S. dollar, in which dividends and liquidation preference will be denominated, voting rights, any terms for redemption at the option of the holder or the Company and any applicable conversion provisions, in the event that such series of Preferred Stock is convertible at the option of the holder thereof or of the Company, into shares of Common Stock or into other securities of the Company, and (b) in the case of Common Stock, the aggregate number of shares offered.


     The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and as to any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.


     The Securities may be offered by the Company directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If the Company, directly or through agents, solicits offers to purchase the Securities, the Company reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Securities. Affiliates of the Company may from time to time act as agents or underwriters in connection with the sale of the Securities to the extent permitted by applicable law.


     If any agent or underwriter is involved in the sale of the Securities offered hereby, any applicable commissions or discounts will be set forth in, or will be calculable from, the applicable Prospectus Supplement, and the net proceeds to the Company or the selling securityholders from such sale will be the purchase price of the Securities less such commissions or discounts and other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and their controlling persons.

     This Prospectus may not be used to consummate sales of Securities unless a Prospectus Supplement is also delivered. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Securities shall not constitute an offer in any jurisdiction of any of the other Securities covered by this Prospectus.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                The date of this Prospectus is           , 1996.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain securities of the Company are listed on, and reports, proxy statements and other information concerning the Company can be inspected at the offices of, The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, and exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company hereby incorporates by reference herein its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Form 10-K") and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and its Current Reports on Form 8-K dated August 3, 1995 and November 2, 1995, which have been filed previously with the Commission under File No. 1-3751.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN, OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, NORAM ENERGY CORP., P.O. BOX 2628, HOUSTON, TEXAS 77252, TELEPHONE NUMBER (713) 654-5600.

                                  THE COMPANY

     NorAm Energy Corp., a Delaware corporation (the "Company"), was incorporated in 1928 and is principally engaged in the distribution and transmission of natural gas including gathering, storage and marketing of natural gas. On May 10, 1994, the stockholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to change the Company name from Arkla, Inc. to NorAm Energy Corp.

     The Company's natural gas distribution business is conducted through its three divisions, Arkla (formerly known as Arkansas Louisiana Gas Company), Entex and Minnegasco, and their affiliates, which collectively form the nation's third largest gas distribution operation with over 500 billion cubic feet ("Bcf") of annual throughput to over 2.7 million customers. Through these divisions and their affiliates, the Company engages in both the natural gas distribution sales and transport businesses. The facilities and terms of service related to Arkla's, Entex's and Minnegasco's sales to their customers are largely regulated by state public service commissions and, in Texas, by municipalities.


     The Company's natural gas transmission business is conducted principally through the following wholly-owned subsidiaries of the Company: NorAm Trading and Transportation Group, Inc., NorAm Gas Transmission Company ("NGT", formerly known as Arkla Energy Resources Company), Mississippi River Transmission Corporation ("MRT"), NorAm Energy Services, Inc. ("NES", formerly known as Arkla Energy Marketing Company) and NorAm Field Services Corp. ("NFS", formerly known as Arkla Gathering Services Company). Such subsidiaries form the NorAm Trading and Transportation Group. Through these subsidiaries and their affiliates, the Company engages in the transmission and sale of natural gas, including gathering, storage and marketing of natural gas. NGT and MRT are interstate pipeline companies, NES serves as the Company's principal natural gas supply aggregator and marketer and NFS owns and operates the natural gas gathering assets previously held by NGT.


     In March 1993, the Company transferred assets, liabilities and service obligations of Arkla Energy Resources, formerly a division of the Company, into a then newly-formed wholly-owned subsidiary of the Company, now called NGT, pursuant to an order from the Federal Energy Regulatory Commission (the "FERC") approving the transfer. As a result of this transfer of assets, liabilities and service obligations, the FERC now has jurisdiction over NGT's interstate pipeline business, including transportation services and certain of NGT's transactions with affiliates of the Company, which historically were subject to state regulatory oversight.

     Effective February 1, 1995, after receipt of all necessary authorization from the FERC, NFS assumed ownership and operation of NGT's gathering assets pursuant to a transfer from NGT to NFS of such assets. While the FERC provided for a two-year gathering service option for existing customers under existing terms and conditions, the scope of the FERC's jurisdiction over NFS is limited, and NFS is not generally subject to traditional cost-of-service rate regulation. These gathering assets consist primarily of 3,500 miles of gathering pipeline which collect gas from more than 200 separate systems in major producing fields in Arkansas, Oklahoma, Louisiana and Texas.

     NGT owns and operates a natural gas pipeline system located in portions of Arkansas, Louisiana, Mississippi, Missouri, Kansas, Oklahoma, Tennessee and Texas. The NGT system consists of approximately 6,400 miles of transmission lines. The NGT pipeline system extends generally in an easterly direction from the Anadarko Basin area of the Texas Panhandle and western Oklahoma through the Arkoma Basin area of eastern Oklahoma and central Arkansas, from the mainline system in Oklahoma and Arkansas to south central Kansas and southwest Missouri. In its system, NGT operates various product extraction plants and compressor facilities related to its transmission business.

     The MRT system consists of approximately 2,200 miles of pipeline serving principally the greater St. Louis area in Missouri and Illinois. This pipeline system includes the "Main Line System," the "East Line," and the "West Line." The Main Line System includes three transmission lines extending approximately 435 miles from Perryville, Louisiana, to the greater St. Louis area. The East Line, also a main transmission line, extends approximately 94 miles from southwestern Illinois to St. Louis. The West Line extends approximately 140 miles from east Texas to Perryville, Louisiana. The system also includes various other branch, lateral, transmission and gathering lines and compressor stations.

     The Company owns and operates seven gas storage fields. Four storage fields are associated with NGT's pipeline and have a combined maximum deliverability of approximately 655 million cubic feet ("MMcf") per day and a working gas capacity of approximately 22.5 Bcf. Three storage fields are associated with MRT's pipeline and have a maximum aggregate deliverability of approximately 570 MMcf per day and a working gas capacity of approximately 31 Bcf.

     NES markets gas under daily, baseload and term agreements which include either market sensitive or fixed pricing provisions. Fixed price sales or purchase contracts are hedged using gas futures contracts or other derivative financial instruments. See Notes 1 and 11 of Notes to the Company's Consolidated Financial Statements included in the Form 10-K.

     On December 31, 1992, the Company completed the sale of Arkla Exploration Company to Seagull Energy Corporation. The sale terminated the Company's activities in the oil and gas exploration and production business. On June 30, 1993 the Company completed the sale of its intrastate pipeline businesses as conducted by Louisiana Intrastate Gas Corporation and its subsidiaries, LIG Chemical Company, LIG Liquids Corporation and Tuscaloosa Pipeline to a subsidiary of Equitable Resources, Inc.


     The Company's principal executive offices are located at 1600 Smith Street, 32nd Floor, Houston, Texas 77002. Its mailing address is P. O. Box 2628, Houston, Texas 77252-2628, and its telephone number is (713) 654-5600.


                                USE OF PROCEEDS

     Unless otherwise indicated in the Prospectus Supplement, the net proceeds from the sale of the Securities will be used to reduce the Company's indebtedness and for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                      INCLUDING PREFERRED STOCK DIVIDENDS


                                                                      YEAR ENDED DECEMBER 31,
                                          NINE MONTHS ENDED     ------------------------------------
                                          SEPTEMBER 30, 1995    1994    1993    1992    1991    1990
                                          ------------------    ----    ----    ----    ----    ----
    Ratio of Earnings to Fixed Charges
      Including Preferred Stock
      Dividends(1)......................          1.39(2)       1.44    1.43    1.09    1.17    1.90


---------------

(1) The ratios of earnings to fixed charges Including Preferred Stock Dividends have been computed using earnings which are the sum of income from continuing operations, income taxes and fixed charges including Preferred Stock Dividends. Fixed charges are interest, amortization of debt discount and expense and the estimated interest portion of rental charges.


(2) Because of the seasonal nature of the Company's business, the ratio for the nine month period may not necessarily be indicative of the ratio which will result for the full year 1995.


                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock, of which 124,602,698 shares of Common Stock and 2,600,000 shares of $3.00 Convertible Exchangeable Preferred Stock, Series A ("Series A Preferred"), were issued and outstanding at October 31, 1995. The following summary description of these securities is qualified in its entirety by reference to the Restated Certificate of Incorporation of the Company ("Certificate") which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     Holders of the Common Stock are entitled to one vote for each share held of record. The Company provides for cumulative voting in the election of directors. Subject to the preferential rights of the holders of Preferred Stock, the holders of Common Stock are entitled to receive any dividends which may be declared by the Company's Board of Directors out of funds legally available therefor and to share pro rata in the net assets of the Company upon liquidation. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities and there are no redemption provisions with respect to such shares. All outstanding shares of Common Stock are fully paid and not subject to further calls or assessments. The Company's Common Stock is listed on the New York Stock Exchange and prices are reported by the New York Stock Exchange Composite Tape under the symbol NAE. The Transfer Agent of the Company's Common Stock is Boatmen's Trust Company of Arkansas and the Co-Transfer Agent is Mellon Securities Trust Company and the Registrars are First Commercial Bank and Mellon Securities Trust Company.

PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Preferred Stock. The description set forth below is subject to and qualified in its entirety by reference to the Certificate and the form of Certificate of Designations (the "Designation") establishing a particular series of Preferred Stock.

     GENERAL. Under the Certificate, the Board of Directors of the Company (the "Board of Directors") is authorized, without further shareholder action, to provide for the issuance of up to 10,000,000 shares of Preferred Stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each such series. The Company may amend the Certificate from time to time to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of the outstanding shares of all series of Preferred Stock voting together as a single class without regard to series. As of the date of this Prospectus, the Company has one series of Preferred Stock outstanding.

     The Preferred Stock will have the dividend, liquidation, redemption, conversion, and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including, (i) the title and liquidation preference per share of such Preferred Stock and the number of shares offered; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such Preferred Stock; (v) any conversion or exchange provisions of such Preferred Stock; (vi) the voting rights, if any, of such Preferred Stock; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations, and restrictions of such Preferred Stock. The Preferred Stock will, when issued, be fully paid and nonassessable.

     DIVIDEND RIGHTS. The Preferred Stock will be preferred over the Common Stock as to payment of dividends. Before any dividends or distributions on the Common Stock shall be declared and set apart for payment or paid, the holders or shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as, and if declared by the Board of Directors, at the rate and on the date or dates as set forth in the Prospectus Supplement. With respect to each series of Preferred Stock, the dividends on each share of such series with respect to which dividends are cumulative shall be cumulative from the date of issue of such share unless some other date is set forth in the Prospectus Supplement relating to any such series. Accruals of dividends shall not bear interest.

     RIGHTS UPON LIQUIDATION. The Preferred Stock shall be preferred over the Common Stock as to assets so that the holders of each series of Preferred Stock shall be entitled to be paid, upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, and before any distribution is made to the holders of Common Stock, the amount set forth in the Prospectus Supplement relating to any such series, but in such case the holders of such series of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation, dissolution, or winding up of the Company its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, the entire remaining net assets of the Company shall be distributed among the holders of each series of Preferred Stock in amounts proportionate to the full amounts to which the holders of each such series are respectively so entitled.

     REDEMPTION AND CONVERSION. All shares of any series of Preferred Stock shall be redeemable to the extent set forth in the Prospectus Supplement relating to any such series. All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent set forth in the Prospectus Supplement relating to any such series.

     VOTING RIGHTS. All shares of any series of Preferred Stock shall have the voting rights set forth in the Prospectus Supplement relating to any such series.

CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, SERIES A

     In March 24, 1987, the Company issued 2,600,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock has a liquidation preference of $50 per share and is convertible at the option of the holder at any time, unless previously redeemed, into shares of Common Stock at a conversion price of $28.625 per share of Common Stock, subject to adjustment in certain events. The Series A Preferred Stock is redeemable for cash at any time in whole or in part, at the option of the Company, at redemption prices declining to $50 on March 15, 1997, plus accrued dividends to the redemption date. Dividends on the Series A Preferred Stock are cumulative and are payable quarterly at a rate of $3.00 annually. The Series A Preferred Stock is exchangeable, in whole but not in part, at the option of the Company, on any dividend payment date for the Company's 6% Convertible Subordinated Debentures due 2012 (the "Debentures") at the rate of $50 principal amount of Debentures per share of Series A Preferred Stock. The Debentures, if issued, will be convertible at the option of the holder at any time, unless previously redeemed, into shares of Common Stock at a price equivalent to the conversion price applicable to the Series A Preferred Stock for which the Debentures were exchanged, subject to adjustment in certain events.

CERTAIN PROVISIONS OF THE CERTIFICATE AND BY-LAWS

     Under the Certificate, holders of Common Stock are entitled to cumulative voting rights for the election of Company directors. Holders of Common Stock are not otherwise entitled to cumulative voting rights. Under cumulative voting, a stockholder may multiply the number of shares owned by the number of directors to be elected, and cast that total number of votes in any proportion among as many nominees as the stockholder desires.

     The By-laws of the Company contain certain requirements concerning advance notice of (i) nominations by stockholders of persons for election to the Board, and (ii) other matters introduced by stockholders at annual meetings.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities to which this Prospectus relates to or for resale to the public through one or more underwriters, acting alone or in underwriting syndicates led by one or more managing underwriters, and also may sell such Securities directly to other purchasers or dealers or through agents.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities.

     In connection with the sale of Securities, such underwriters, dealers, and agents may receive compensation from the Company, or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters, dealers, and agents that participate in the distribution of Securities and, in certain cases, direct purchasers from the Company, may be deemed to be "underwriters" and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers, or agents will be identified and any such compensation will be described in the applicable Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                         VALIDITY OF OFFERED SECURITIES

     The validity of the Offered Securities will be passed upon for the Company by Hubert Gentry, Jr., Senior Vice President and General Counsel of the Company, P.O. Box 2628, Houston, Texas 77252. Mr. Gentry beneficially owns 39,805 shares of common stock of the Company acquired pursuant to various employee benefit plans of the Company.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1994 and 1993 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 incorporated by reference in the Form 10-K, which is incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************



                 SUBJECT TO COMPLETION, DATED JANUARY 22, 1996

PROSPECTUS

                               NORAM ENERGY CORP.
                          SUBORDINATED DEBT SECURITIES

                               NORAM FINANCING I
                               NORAM FINANCING II
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                               NORAM ENERGY CORP.
                             ---------------------

     NorAm Financing I and NorAm Financing II, each a statutory business trust formed under the laws of Delaware (each, a "NorAm Trust"), may from time to time offer preferred securities ("Preferred Securities") evidencing undivided beneficial interests in the assets of the respective NorAm Trust. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the NorAm Trusts, out of moneys held by each of the NorAm Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities will be guaranteed by NorAm Energy Corp. (the "Company") to the extent described herein (the "Preferred Securities Guarantee"). The Company's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock issued by the Company. Subordinated debt securities ("Subordinated Debt Securities") may be issued and sold from time to time in one or more series by the Company to a NorAm Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such NorAm Trust. The Subordinated Debt Securities subsequently may be distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such NorAm Trust upon the occurrence of certain events as may be described in the Prospectus Supplement.

     Specific terms of the particular Subordinated Debt Securities of any series or the Preferred Securities of any NorAm Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in the accompanying Prospectus Supplement with respect to such series of Subordinated Debt Securities or such Preferred Securities, which will describe, without limitation and where applicable the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, interest rate (or the method of determining such rate), if any, dates on which premium, if any, and interest, if any, will be payable, any redemption provisions, any sinking fund provisions, the initial public offering price, the conversion terms (if any), the subordination terms, any listing on a securities exchange and any other terms and (ii) in the case of Preferred Securities, the specific designation, number of Preferred Securities, distribution rate (or the method of determining such rate), dates on which distributions will be payable, liquidation amount, voting rights (if any), any redemption provisions, terms for any conversion or exchange into other securities (if any), the initial public offering price, any listing on a securities exchange, and any other rights, preferences, privileges, limitations and restrictions.

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $500,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

     The Offered Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Offered Securities.

     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.
                             ---------------------


               The date of this Prospectus is             , 1996.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain securities of the Company are listed on, and reports, proxy statements and other information concerning the Company can be inspected at the offices of, The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, and exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     No separate financial statements of the NorAm Trusts are included herein. NorAm does not believe that such statements would be material to holders of the Preferred Securities. The NorAm Trusts are not currently subject to the informational reporting requirements of the Exchange Act. The NorAm Trusts will become subject to such requirements upon the effectiveness of the Registration Statement of which this Prospectus forms a part, although they intend to seek and expect to receive an exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company hereby incorporates by reference herein its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Form 10-K") and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and its Current Reports on Form 8-K dated August 3, 1995 and November 2, 1995, which have been filed previously with the Commission under File No. 1-3751.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN, OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, NORAM ENERGY CORP., P.O. BOX 2628, HOUSTON, TEXAS 77252, TELEPHONE NUMBER (713) 654-5600.

                           THE NORAM FINANCING TRUSTS


     Each of NorAm Financing I and NorAm Financing II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the NorAm Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 2, 1995. Each NorAm Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each NorAm Trust. Each NorAm Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each NorAm Trust's business and affairs will be conducted by the trustees (the "NorAm Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NorAm Trustees of a NorAm Trust. The duties and obligations of the NorAm Trustees shall be governed by the Declaration of such NorAm Trust. Each NorAm Trust will have two NorAm Trustees who are employees or officers of or who are affiliated with the Company. One NorAm Trustee of each NorAm Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one NorAm Trustee of each NorAm Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the NorAm Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each NorAm Trust in the State of Delaware is 23 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each NorAm Trust shall be c/o NorAm Energy Corp., 1600 Smith Street, 32nd Floor, Houston, Texas 77002.


                                  THE COMPANY

     NorAm Energy Corp., a Delaware corporation (the "Company"), was incorporated in 1928 and is principally engaged in the distribution and transmission of natural gas including gathering, storage and marketing of natural gas. On May 10, 1994, the stockholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to change the Company name from Arkla, Inc. to NorAm Energy Corp.

     The Company's natural gas distribution business is conducted through its three divisions, Arkla (formerly known as Arkansas Louisiana Gas Company), Entex and Minnegasco, and their affiliates, which collectively form the nation's third largest gas distribution operation with over 500 billion cubic feet ("Bcf") of annual throughput to over 2.7 million customers. Through these divisions and their affiliates, the Company engages in both the natural gas distribution sales and transport businesses. The facilities and terms of service related to Arkla's, Entex's and Minnegasco's sales to their customers are largely regulated by state public service commissions and, in Texas, by municipalities.


     The Company's natural gas transmission business is conducted principally through the following wholly-owned subsidiaries of the Company: NorAm Trading and Transportation Group, Inc., NorAm Gas Transmission Company ("NGT", formerly known as Arkla Energy Resources Company), Mississippi River Transmission Corporation ("MRT"), NorAm Energy Services, Inc. ("NES", formerly known as Arkla Energy

Marketing Company) and NorAm Field Services Corp. ("NFS", formerly known as Arkla Gathering Services Company). Such subsidiaries form the NorAm Trading and Transportation Group. Through these subsidiaries and their affiliates, the Company engages in the transmission and sale of natural gas, including gathering, storage and marketing of natural gas. NGT and MRT are interstate pipeline companies, NES serves as the Company's principal natural gas supply aggregator and marketer and NFS owns and operates the natural gas gathering assets previously held by NGT.

     In March 1993, the Company transferred assets, liabilities and service obligations of Arkla Energy Resources, formerly a division of the Company, into a then newly-formed wholly-owned subsidiary of the Company, now called NGT, pursuant to an order from the Federal Energy Regulatory Commission (the "FERC") approving the transfer. As a result of this transfer of assets, liabilities and service obligations, the FERC now has jurisdiction over NGT's interstate pipeline business, including transportation services and certain of NGT's transactions with affiliates of the Company, which historically were subject to state regulatory oversight.

     Effective February 1, 1995, after receipt of all necessary authorization from the FERC, NFS assumed ownership and operation of NGT's gathering assets pursuant to a transfer from NGT to NFS of such assets. While the FERC provided for a two-year gathering service option for existing customers under existing terms and conditions, the scope of the FERC's jurisdiction over NFS is limited, and NFS is not generally subject to traditional cost-of-service rate regulation. These gathering assets consist primarily of 3,500 miles of gathering pipeline which collect gas from more than 200 separate systems in major producing fields in Arkansas, Oklahoma, Louisiana and Texas.

     NGT owns and operates a natural gas pipeline system located in portions of Arkansas, Louisiana, Mississippi, Missouri, Kansas, Oklahoma, Tennessee and Texas. The NGT system consists of approximately 6,400 miles of transmission lines. The NGT pipeline system extends generally in an easterly direction from the Anadarko Basin area of the Texas Panhandle and western Oklahoma through the Arkoma Basin area of eastern Oklahoma and central Arkansas, from the mainline system in Oklahoma and Arkansas to south central Kansas and southwest Missouri. In its system, NGT operates various product extraction plants and compressor facilities related to its transmission business.

     The MRT system consists of approximately 2,200 miles of pipeline serving principally the greater St. Louis area in Missouri and Illinois. This pipeline system includes the "Main Line System," the "East Line," and the "West Line." The Main Line System includes three transmission lines extending approximately 435 miles from Perryville, Louisiana, to the greater St. Louis area. The East Line, also a main transmission line, extends approximately 94 miles from southwestern Illinois to St. Louis. The West Line extends approximately 140 miles from east Texas to Perryville, Louisiana. The system also includes various other branch, lateral, transmission and gathering lines and compressor stations.

     The Company owns and operates seven gas storage fields. Four storage fields are associated with NGT's pipeline and have a combined maximum deliverability of approximately 655 million cubic feet ("MMcf") per day and a working gas capacity of approximately 22.5 Bcf. Three storage fields are associated with MRT's pipeline and have a maximum aggregate deliverability of approximately 570 MMcf per day and a working gas capacity of approximately 31 Bcf.

     NES markets gas under daily, baseload and term agreements which include either market sensitive or fixed pricing provisions. Fixed price sales or purchase contracts are hedged using gas futures contracts or other derivative financial instruments. See Notes 1 and 11 of Notes to the Company's Consolidated Financial Statements included in the Form 10-K.

     On December 31, 1992, the Company completed the sale of Arkla Exploration Company to Seagull Energy Corporation. The sale terminated the Company's activities in the oil and gas exploration and production business. On June 30, 1993 the Company completed the sale of its intrastate pipeline businesses as conducted by Louisiana Intrastate Gas Corporation and its subsidiaries, LIG Chemical Company, LIG Liquids Corporation and Tuscaloosa Pipeline to a subsidiary of Equitable Resources, Inc.

     The Company's principal executive offices are located at 1600 Smith Street, 32nd Floor, Houston, Texas 77002. Its mailing address is P. O. Box 2628, Houston, Texas 77252-2628, and its telephone number is (713) 654-5600.


                      RATIOS OF EARNINGS TO FIXED CHARGES
                      INCLUDING PREFERRED STOCK DIVIDENDS


                                            NINE MONTHS
                                               ENDED                YEAR ENDED DECEMBER 31,
                                           SEPTEMBER 30,      ------------------------------------
                                                1995          1994    1993    1992    1991    1990
                                          ----------------    ----    ----    ----    ----    ----
    Ratio of Earnings to Fixed Charges
      Including Preferred Stock
      Dividends(1)......................        1.39(2)       1.44    1.43    1.09    1.17    1.90


---------------

(1) The ratios of earnings to fixed charges have been computed using earnings which are the sum of income from continuing operations, income taxes and fixed charges. Fixed charges are interest, amortization of debt discount and expense and the estimated interest portion of rental charges.


(2) Because of the seasonal nature of the Company's business, the ratio for the nine month period may not necessarily be indicative of the ratio which will result for the full year 1995.


                                USE OF PROCEEDS

     Each NorAm Trust will invest all proceeds received from the sale of its Trust Securities in Subordinated Debt Securities. Unless otherwise specified in the Prospectus Supplement, the Company will apply the net proceeds from the sale of the Subordinated Debt Securities to its general funds.

     The summaries set forth below and in the applicable Prospectus Supplement address the material terms of the Preferred Securities but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the applicable Declaration.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each NorAm Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each NorAm Trust authorizes the Regular Trustees of such NorAm Trust to issue on behalf of such NorAm Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Company for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such NorAm Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such NorAm Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such NorAm Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such NorAm Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such NorAm Trust to the holders of Preferred Securities of such NorAm Trust upon voluntary or involuntary dissolution, winding-up or termination of such NorAm Trust; (vi) the obligation, if any, of such NorAm Trust to purchase or redeem Preferred Securities issued by such NorAm Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such NorAm Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of

Preferred Securities issued by such NorAm Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more NorAm Trusts, or of both, as a condition to specified action or amendments to the Declaration of such NorAm Trust; (viii) the terms and conditions, if any, upon which Preferred Securities issued by such NorAm Trust may be converted into shares of NorAm Common Stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire; (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (x) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such NorAm Trust not inconsistent with the Declaration of such NorAm Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." Any United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each NorAm Trust will issue one series of Common Securities. The Declaration of each NorAm Trust authorizes the Regular Trustees of such trust to issue on behalf of such NorAm Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a NorAm Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the NorAm Trustees of a NorAm Trust. All of the Common Securities of each NorAm Trust will be directly or indirectly owned by the Company.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable NorAm Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a NorAm Trust, the Guarantee Payments (as defined herein)(except to the extent paid by such NorAm Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such NorAm Trust may have or assert. The following payments with respect to Preferred Securities issued by a NorAm Trust to the extent not paid by such NorAm Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such NorAm Trust shall have funds available therefor;
(ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such NorAm Trust has funds available therefor with respect to any Preferred Securities called for redemption by such NorAm Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such NorAm Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such NorAm Trust has funds available therefor and (b) the amount of assets of such NorAm Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such NorAm Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable NorAm Trust to pay such amounts to such holders.


     Each Preferred Securities Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities issued by the applicable NorAm Trust, but will not apply to any payment of distributions except to the extent such NorAm Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a NorAm Trust, such NorAm Trust will not pay distributions on the Preferred Securities issued by such NorAm Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants." The Preferred Securities Guarantee, when taken together with NorAm's obligations under the Subordinated Debt Securities, the Subordinated Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.


     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the NorAm Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable NorAm Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such NorAm Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of NorAm Common Stock in connection with the satisfaction by NorAm of its obligations under any employee benefit plans or the satisfaction by NorAm of its obligations pursuant to any contract or security requiring NorAm to purchase shares of NorAm Common Stock, (ii) as a result of a reclassification of NorAm capital stock or the exchange or conversion of one class or series of NorAm's capital stock for another class or series of NorAm capital stock or, (iii) the purchase of fractional interests in shares of NorAm's capital stock pursuant to the conversion or exchange provisions of such NorAm capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable NorAm Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable NorAm Trust then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable NorAm Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such NorAm Trust, (b) upon distribution of the Subordinated Debt Securities held by such NorAm Trust to the holders of the Preferred Securities of such NorAm Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such NorAm Trust upon liquidation of such NorAm Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable NorAm Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon
(a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver NorAm Common Stock upon an appropriate election by the holder or holders of Preferred Securities to convert the Preferred Securities into shares of NorAm Common Stock.


     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant NorAm Trust, the Preferred Guarantee Trustee or any other person or entity. The Company waives any right or remedy to require that any action be brought first against such NorAm Trust or any other person or entity before proceeding directly against the Company.


STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by NorAm in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable NorAm Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Company and certain of its affiliates maintain a banking relationship with the Preferred Guarantee Trustee.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

     The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a special committee thereof (each, a "Supplemental Indenture") (Section 2.1).

     In the event Subordinated Debt Securities are issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NorAm Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such NorAm Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NorAm Trust.

     Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Subordinated Debt Securities being offered thereby: (i) the specific title of such Subordinated Debt Securities; (ii) any limit on the aggregate principal amount of such Subordinated Debt Securities; (iii) the date or dates on which the principal of such Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Subordinated Debt Securities will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the right and/or obligation, if any, of the Company to redeem or purchase such Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities may be converted into shares of NorAm Common Stock, including the conversion price and the circumstances, if any, under which such conversion right shall expire; (x) the terms of subordination; (xi) the form of such Subordinated Debt Securities;
(xii) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Subordinated Debt Securities shall be issuable;
(xiii) any and all other terms with respect to such series; and (xiv) whether such

Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.1).

     The Indenture does not contain any provisions that afford holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

     The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.


     The Prospectus Supplement relating to an issue of Subordinated Debt Securities will set forth the aggregate amount of outstanding indebtedness as of the most recent practicable date that by the terms of such Subordinated Debt Securities will be senior to the Subordinated Debt Securities. The Prospectus Supplement will also describe any limitations on the issuance of additional indebtedness senior to the Subordinated Debt Securities.


CERTAIN COVENANTS

     If Subordinated Debt Securities are issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NorAm Trust and (i) there shall have occurred any event that would constitute an Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of NorAm Common Stock in connection with the satisfaction by NorAm of its obligations under any employee benefit plans or the satisfaction by NorAm of its obligations pursuant to any contract or security requiring NorAm to purchase shares of NorAm Common Stock, (ii) as a result of a reclassification of NorAm capital stock or the exchange or conversion of one class or series of NorAm's capital stock for another class or series of Nor Am capital stock or, (iii) the purchase of fractional interests in shares of NorAm's capital stock pursuant to the conversion or exchange provisions of such NorAm capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing), and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

     If Subordinated Debt Securities are issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NorAm Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

     In the event Subordinated Debt Securities are issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities of such NorAm Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such NorAm Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities the Company, (ii) to use its reasonable efforts to cause such NorAm Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such NorAm Trust, the redemption of all of the Trust Securities of such NorAm Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such NorAm Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Section 4.7).

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Subordinated Debt Securities of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Subordinated Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debenture Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Debt Trustee as Debenture Registrar with respect to the Subordinated Debt Securities. (Section 2.5). If a Prospectus Supplement refers to any transfer agents (in addition the Debenture Registrar) initially designated by the Company with respect to any series of Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. (Section 4.2). The Company may at any time designate additional transfer agents with respect to any series of Subordinated Debt Securities.

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Subordinated Debt Securities during a period beginning at the opening of business 15 days before any selection for redemption of Subordinated Debt Securities of like tenor and of the series of which such Subordinated Debt Securities are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Subordinated Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Debt Securities being redeemed in part. (Section 2.5).

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Subordinated Debt Securities will be made only against surrender to the Paying Agent of such Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest, if any, on Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such Subordinated Debt Securities. (Section 4.3). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Subordinated Debt Security on any Interest Payment Date will be made to the person in whose name such Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment. (Section 2.3).

     The Company will act as Paying Agent with respect to the Subordinated Debt Securities. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for each series of the respective Subordinated Debt Securities. (Sections 4.2 and 4.3).

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Subordinated Debt Securities of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Company and the holder of such Subordinated Debt Securities will thereafter look only to the Company for payment thereof. (Section 11.5).

GLOBAL SECURITIES

     If any Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement. (Section 2.11).

     The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Subordinated Debt Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Debt Security so affected or (ii) reduce the percentage of Subordinated Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each then outstanding Subordinated Debt Security affected thereby. (Section 9.2).

     In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Subordinated Debt Securities, any supplemental indenture for certain other usual purposes including the creation of any new series of Subordinated Debt Securities. (Sections 2.1, 9.1 and 10.1).

EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

          (a) failure for 90 days to pay interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

          (b) failure to pay principal or premium, if any, on the Subordinated Debt Securities of that series when due whether at maturity, upon redemption by declaration or otherwise, or to make any sinking fund payment with respect to that series; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

          (c) if applicable, failure by the Company to deliver NorAm Common Stock upon an appropriate election by the holder or holders of Preferred Securities to convert the Preferred Securities into shares of NorAm Common Stock; or

          (d) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to the Company from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series; or

          (e) certain events in bankruptcy, insolvency or reorganization of the Company; or

          (f) in the event Subordinated Debt Securities are issued to a NorAm Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NorAm Trust, the voluntary or involuntary dissolution, winding-up or termination of such NorAm Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such NorAm Trust, the redemption of all of the Trust Securities of such NorAm Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such NorAm Trust. (Section 6.1).

     The holders of a majority in aggregate outstanding principal amount of any series of the Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee for that series. (Section 6.6). The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Subordinated Debt Securities may declare the principal due and payable immediately on default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee. (Sections 6.1 and 6.6).

     The holders of a majority in aggregate outstanding principal amount of any series of the Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Subordinated Debt Securities of such series, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee) or (ii) a default in the covenants described in the first or second paragraph under "-- Certain Covenants." (Section 6.6).

CONSOLIDATION, MERGER AND SALE

     The Indenture does not contain any covenant which restricts the ability of the Company to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. (Section 10.1).

DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Debt Securities of any series (except in each case for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the Debt Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. (Section 11.1).

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.5).

INFORMATION CONCERNING THE DEBT TRUSTEE

     The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.1). Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 7.2). The Debt Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.1).

     The Company and certain of its affiliates maintain a banking relationship with the Debt Trustee.

MISCELLANEOUS

     The Company will have the right at all times to assign any of their respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto. (Section 13.12).

                              PLAN OF DISTRIBUTION

     The Company may sell any series of Subordinated Debt Securities and the NorAm Trusts may sell the Preferred Securities being offered hereby in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities and the proceeds to the Company or the applicable NorAm Trust, as the case may be, from such sale, any underwriting discounts or agency fees and other item's constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

     If underwriters are used in the sale, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Offered Securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with the Company and/or a NorAm Trust to indemnification by the Company and/or such NorAm Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold by a NorAm Trust for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange.

                         VALIDITY OF OFFERED SECURITIES

     Certain matters of Delaware law relating to the validity of the Preferred Securities, the Preferred Securities Guarantees, Subordinated Debt Securities and certain United States federal income taxation matters will be passed upon by Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1994 and 1993 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 incorporated by reference in the Form 10-K, which is incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be paid by the registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except for the Securities and Exchange Commission registration fee.


                                                                                 AMOUNT
                                                                                --------
    Securities and Exchange Commission Registration Fee.......................  $172,414
    Printing Fees.............................................................  $ 86,000
    Trustee Fees and Expenses.................................................  $ 15,000
    Accountant's Fees and Expenses............................................  $ 60,000
    Legal Fees and Expenses...................................................  $ 75,000
    Listing Fees and Expenses.................................................  $ 25,000
    Blue Sky Fees and Expenses................................................  $ 15,000
    Miscellaneous.............................................................  $ 11,586
                                                                                --------
      Total...................................................................  $460,000
                                                                                ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware (the "DGCL") gives corporations the power to indemnify officers and directors under certain circumstances.

     Article III of the Company's By-Laws provides for indemnification of officers and directors to the extent permitted by the DGCL. The Company also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Act.

     Article Seventh of the Company's Restated Certificate of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to the Company or its stockholders for breaches of a director's fiduciary duty of care. However, the provision does not limit or eliminate the liability of a director for disloyalty to the Company or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under section 174 of the DGCL.

     Article Seventh also provides that if the DGCL is subsequently amended to authorize further limitation or elimination of the liability of directors, such subsequent limitation or elimination of director's liability will be automatically implemented without further stockholder action. Furthermore, repeal or modification of the terms of the Article Seventh will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

     The Declaration of each NorAm Trust provides that no Institutional Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or officer, director, shareholder, member, partner, employee, representative or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of the NorAm Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the NorAm Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such NorAm Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or, in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions.

     The Declaration of each NorAm Trust also provides that to the full extent permitted by law, NorAm shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust), by reason of the fact that he is or was a Company Indemnified Person, against expenses (including attorneys' fees), judgments, fines and any amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each NorAm Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each NorAm Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by NorAm as authorized in the Declaration. The directors and officers of NorAm and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by NorAm or the NorAm Trusts.

     Any agents, dealers or underwriters who execute any of the Agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the NorAm Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to NorAm or any of the NorAm Trusts by or on behalf of any such indemnifying party.

ITEM 16. EXHIBITS.


      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
      -------                                 ----------------------
         1.1         -- Form of Agency Agreement for Debt or Equity Securities (incorporated herein by reference to Exhibit 1.2 to the Company's Registration
                        Statement on Form S-3 (Registration No. 33-48750)).

         1.2         -- Form of Underwriting Agreement for Debt or Equity Securities
                        (incorporated by reference to Exhibit 1.1 to the Company's
                        Registration Statement on Form S-3 (Registration No. 33-48750)).

         1.3*        -- Form of Underwriting Agreement for Offering of Preferred Securities.

         4.1         -- Restated Certificate of Incorporation of the Company, dated May 11,
                        1994, as amended (incorporated by reference to Exhibit 4.1 to the
                        Company's Registration Statement on Form S-3 (Registration No.
                        33-52853)).


      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
      -------                                 ----------------------
         4.2         -- By-Laws of the Company, dated May 11, 1994 (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on
                        Form S-8 (Registration No. 33-54241)).
         4.3         -- Indenture, dated as of April 15, 1990, between the Company and
                        Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (Registration No.
                        33-23375)).
         4.4*        -- Certificate of Trust of NorAm Financing I.
         4.5*        -- Certificate of Trust of NorAm Financing II.
         4.6         -- Form of Amended and Restated Declaration of Trust for Convertible
                        Preferred Securities
         4.7         -- Form of Amended and Restated Declaration of Trust for Non-convertible
                        Preferred Securities
         4.8         -- Form of Indenture relating to Subordinated Debt Securities between the Company and The Bank of New York, as trustee.
         4.9         -- Form of Supplemental Indenture, between the Company and The Bank of
                        New York, as trustee, providing for issuance of convertible junior subordinated debentures.
         4.10        -- Form of Supplemental Indenture, between the Company and The Bank of
                        New York, as trustee providing for issuance of non-convertible junior subordinated debentures.
         4.11        -- Form of Convertible Preferred Security (included in Exhibit 4.6).
         4.12        -- Form of Non-Convertible Preferred Security (included in Exhibit 4.7).
         4.13        -- Form of Convertible Junior Subordinated Note (included in Exhibit
                        4.9).
         4.14        -- Form of Non-convertible Junior Subordinated Note (included in Exhibit
                        4.10).
         4.15        -- Form of Preferred Securities Guarantee.
         5.1         -- Opinion of Hubert Gentry, Jr., Senior Vice President, General Counsel
                        and Secretary of the Company as to validity of Common Stock
                        (incorporated by reference to Exhibit 5 to the Company's Registration
                        Statement on Form S-3 (Registration Statement 33-52853)).
         5.2         -- Opinion of Hubert Gentry, Jr., Senior Vice President, General Counsel
                        and Secretary of the Company as to validity of Debt Securities
                        (incorporated by reference to Exhibit 5.1 to the Company's
                        Registration Statement on Form S-3 (Registration Statement
                        33-48750)).
         5.3         -- Opinion of Hubert Gentry, Jr., Senior Vice President, General Counsel
                        and Secretary of the Company as to the validity of the Equity and
                        Debt Securities of NorAm offered pursuant to this Registration
                        Statement.
         5.4         -- Opinion of Skadden, Arps, Slate, Meagher & Flom as to validity of
                        Preferred Securities, Preferred Securities Guarantees and
                        Subordinated Debt Securities offered pursuant to this Registration
                        Statement.
         8**         -- Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain tax matters relating to the issuance of the Preferred Securities.
        12           -- Computation of Ratio of Earnings to Fixed Charges.
        23.1         -- Consent of Coopers & Lybrand L.L.P.
        23.2         -- Consent of Hubert Gentry, Jr., Senior Vice President, General Counsel
                        and Secretary of the Company (included in Exhibits 5.1, 5.2 and 5.3).
        23.3         -- Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits
                        5.4 and 8).
        24.1*        -- Powers of Attorney of each of the directors and officers of the
                        Company whose name appears on the signature pages hereof.


      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
      -------                                 ----------------------
        24.2         -- Powers of Attorney of each of the directors and officers of the
                        Company whose name appears on the signature pages of the Registration
                        Statement No. 33-52853 (incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-3 (Registration
                        Statement 33-52853)).
        24.3         -- Powers of Attorney of each of the directors and officers of the
                        Company whose name appears on the signature pages of the Registration
                        Statement No. 33-48750 (incorporated by reference to Exhibit 25.1 to the Company's Registration Statement on Form S-3 (Registration
                        Statement 33-48750)).
        25.1*        -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A. as Trustee under the Indenture
                        (incorporated herein by reference to Exhibit 26.1 to the Company's
                        Registration Statement on Form S-3 (Registration No. 33-48750)).
        25.2         -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture relating to Subordinated Debt Securities.
        25.3         -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and
                        Restated Declaration of Trust of NorAm Financing I.
        25.4         -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and
                        Restated Declaration of Trust of NorAm Financing II.
        25.5         -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred
                        Securities Guarantee of NorAm Energy Corp. for the Benefit of the
                        holders of Preferred Securities of NorAm Financing I.
        25.6         -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred
                        Securities Guarantee of NorAm Energy Corp. for the Benefit of the
                        holders of Preferred Securities of NorAm Financing II.
        27*          -- Financial Data Schedule.


---------------


  * Previously filed.



 ** To be filed by a Current Report on Form 8-K.


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, Registration Statement No. 33-52853 and/or Registration Statement No. 33-48750:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement, Registration Statement No. 33-52853, and/or Registration Statement No. 33-48750 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, Registration Statement No. 33-52853, and/or Registration Statement No. 33-48750, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement, Registration Statement No. 33-52853, and/or Registration Statement No. 33-48750 or any material change to such information in this Registration Statement, Registration Statement No. 33-52853, and/or Registration Statement No. 33-48750.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons for the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Trust registrants hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such name as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement, Post-Effective Amendment No. 2 to Registration Statement No. 33-52853 and Post-Effective Amendment No. 2 to Registration Statement No. 33-48750 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of January, 1996.


                                            NORAM ENERGY CORP.
                                            (Registrant)

                                            By:       /s/  MICHAEL B. BRACY
                                                --------------------------------
                                                     (Michael B. Bracy)
                                                Executive Vice President and
                                                 Principal Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                     DATE
                  ---------                               -----                     ----
          /s/  T. MILTON HONEA                 Principal executive officer   January 22, 1996
--------------------------------------------     and Director
              (T. Milton Honea)
          Chairman of the Board and
           Chief Executive Officer

         /s/  MICHAEL B. BRACY                 Principal financial officer   January 22, 1996
--------------------------------------------     and Director
             (Michael B. Bracy)
        Executive Vice President and
         Principal Financial Officer

         /s/  JACK W. ELLIS, II                Principal accounting officer  January 22, 1996
--------------------------------------------
             (Jack W. Ellis, II)
             Vice President and
            Corporate Controller

              JOE E. CHENOWETH*                Director                      January 22, 1996
--------------------------------------------
             (Joe E. Chenoweth)

            O. HOLCOMBE CROSSWELL*             Director                      January 22, 1996
--------------------------------------------
           (O. Holcombe Crosswell)

              WALTER A. DeROECK*               Director                      January 22, 1996
--------------------------------------------
             (Walter A. DeRoeck)

               MICKEY P. FORET*                Director                      January 22, 1996
--------------------------------------------
              (Mickey P. Foret)

                JOHN P. GOVER*                 Director                      January 22, 1996
--------------------------------------------
               (John P. Gover)

               JOSEPH M. GRANT*                Director                      January 22, 1996
--------------------------------------------
              (Joseph M. Grant)

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
               ROBERT C. HANNA*                Director                      January 22, 1996
---------------------------------------------
              (Robert C. Hanna)

               JEFFREY W. HART*                Director                      January 22, 1996
---------------------------------------------
              (Jeffrey W. Hart)

                 MYRA JONES*                   Director                      January 22, 1996
---------------------------------------------
                (Myra Jones)

              LARRY C. WALLACE*                Director                      January 22, 1996
---------------------------------------------
             (Larry C. Wallace)

*By       /s/  MICHAEL B. BRACY
---------------------------------------------
              (Michael B. Bracy
              Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, NorAm Financing I and NorAm Financing II certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of January, 1996.


                                            NORAM FINANCING I
                                            By:  NorAm Energy Corp., as sponsor

                                            By:    /s/ MICHAEL B. BRACY
                                                -------------------------------
                                                     (Michael B. Bracy)
                                                Executive Vice President and
                                                Principal Financial Officer

                                            NORAM FINANCING II
                                            By:  NorAm Energy Corp., as sponsor

                                            By:    /s/ MICHAEL B. BRACY
                                                -------------------------------
                                                     (Michael B. Bracy)
                                                Executive Vice President and
                                                Principal Financial Officer

                               INDEX TO EXHIBITS


 EXHIBIT
----------
   1.1     -- Form of Agency Agreement for Debt or Equity Securities
              (incorporated herein by reference to Exhibit 1.2 to the Company's
              Registration Statement on Form S-3 (Registration No. 33-48750)).
   1.2     -- Form of Underwriting Agreement for Debt or Equity Securities
              (incorporated herein by reference to Exhibit 1.1 to the Company's
              Registration Statement on Form S-3 (Registration No. 33-48750)).
   1.3*    -- Form of Underwriting Agreement for offering of Preferred
              Securities.
   4.1     -- Restated Certificate of Incorporation of the Company, dated May 11,
              1994, as amended (incorporated by reference to Exhibit 4.1 to the
              Company's Registration Statement on Form S-3 (Registration No.
              33-52853)).
   4.2     -- By-Laws of the Company, dated May 11, 1994 (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on
              Form S-8 (Registration No. 33-54241)).
   4.3     -- Indenture, dated as of April 15, 1990, between the Company and
              Citibank, N.A., as trustee (incorporated by reference to Exhibit
              4.1 to the Company's Registration Statement on Form S-3
              (Registration No. 33-23375)).
   4.4*    -- Certificate of Trust of NorAm Financing I.
   4.5*    -- Certificate of Trust of NorAm Financing II.
   4.6     -- Form of Amended and Restated Declaration of Trust for Convertible
              Preferred Securities.
   4.7     -- Form of Amended and Restated Declaration of Trust for
              Non-convertible Preferred Securities.
   4.8     -- Form of Indenture relating to Subordinated Debt Securities between the Company and The Bank of New York, as trustee.
   4.9     -- Form of Supplemental Indenture, between the Company and The Bank of
              New York, as trustee, providing for the issuance of convertible junior subordinated debentures.
   4.10    -- Form of Supplemental Indenture between the Company and The Bank of
              New York, as trustee providing for issuance of non-convertible junior subordinated debentures.
   4.11    -- Form of Convertible Preferred Security (included in Exhibit 4.6)
   4.12    -- Form of Non-convertible Preferred Security (included in Exhibit
              4.7).
   4.13    -- Form of Convertible Junior Subordinated Note (included in Exhibit
              4.9).
   4.14    -- Form of Non-convertible Junior Subordinated Note (included in
              Exhibit 4.10).
   4.15    -- Form of Preferred Securities Guarantee.
   5.1     -- Opinion of Hubert Gentry, Jr., Senior Vice President, General
              Counsel and Secretary of the Company as to validity of Common Stock
              (incorporated by reference to Exhibit 5 to the Company's
              Registration Statement on Form S-3 (Registration Statement
              33-52853.))
   5.2     -- Opinion of Hubert Gentry, Jr., Senior Vice President, General
              Counsel and Secretary of the Company as to validity of Debt
              Securities (incorporated by reference to Exhibit 5.1 to the
              Company's Registration Statement on Form S-3 (Registration
              Statement 33-48750.))
   5.3     -- Opinion of Hubert Gentry, Jr., Senior Vice President, General
              Counsel and Secretary of the Company as to the validity of the
              Equity and Debt Securities of NorAm offered pursuant to this
              Registration Statement.



 EXHIBIT
----------
   5.4     -- Opinion of Skadden, Arps, Slate, Meagher & Flom as to validity of
              Preferred Securities, Preferred Securities Guarantees and
              Subordinated Debt Securities offered pursuant to this Registration
              Statement.
   8**     -- Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain tax matters relating to the issuance of Preferred Securities.
  12       -- Computation of Ratio of Earnings to Fixed Charges.
  23.1     -- Consent of Coopers & Lybrand L.L.P.
  23.2     -- Consent of Hubert Gentry, Jr., Senior Vice President, General
              Counsel and Secretary of the Company (included in Exhibits 5.1, 5.2 and 5.3).
  23.3     -- Consent of Skadden, Arps, Slate, Meagher & Flom (included in
              Exhibits 5.4 and 8).
  24.1*    -- Powers of Attorney of each of the directors and officers of the
              Company whose name appears on the signature pages hereof.
  24.2     -- Powers of Attorney of each of the directors and officers of the
              Company whose name appears on the signature pages of the
              Registration Statement No. 33-52853 (incorporated by reference to
              Exhibit 24.1 to the Company's Registration Statement on Form S-3
              (Registration Statement 33-52853)).
  24.3     -- Powers of Attorney of each of the directors and officers of the
              Company whose name appears on the signature pages of the
              Registration Statement No. 33-48750 (incorporated by reference to
              Exhibit 25.1 to the Company's Registration Statement on Form S-3
              (Registration Statement 33-48750)).
  25.1*    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A. as Trustee under the Indenture
              (incorporated herein by reference to Exhibit 26.1 to the Company's
              Registration Statement on Form S-3 (Registration No. 33-48750)).
  25.2     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture relating to Subordinated Debt Securities.
  25.3     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and
              Restated Declaration of Trust of NorAm Financing I.
  25.4     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and
              Restated Declaration of Trust of NorAm Financing II.
  25.5     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred
              Securities Guarantee of NorAm Energy Corp. for the Benefit of the
              holders of Preferred Securities of NorAm Financing I.
  25.6     -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred
              Securities Guarantee of NorAm Energy Corp. for the Benefit of the
              holders of Preferred Securities of NorAm Financing II.
 27*       -- Financial Data Schedule.


---------------


  * Previously filed.



 ** To be filed by a Current Report on Form 8-K.